Exhibit 99.1

Mid-States Aluminum Corp.

Financial Statements

Year Ended December 31, 2022

Independent Auditor’s Report

Board of Directors

Mid-States Aluminum Corp.

Fond du Lac, Wisconsin

Opinion

We have audited the accompanying financial statements of Mid-States Aluminum Corp., which comprise the balance sheet as of December 31, 2022, and the related statements of income, stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mid-States Aluminum Corp. as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Mid-States Aluminum Corp. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with GAAP, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Mid-States Aluminum Corp.’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Mid-States Aluminum Corp.’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgement, there are conditions or events, considered in the aggregate, that raise substantial doubt about Mid-States Aluminum Corp.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Wipfli LLP

March 15, 2023

Appleton, Wisconsin

Mid-States Aluminum Corp.

Balance Sheet

(in thousands)

December 31,
2022
ASSETS
Cash	$10,580
Accounts receivable - Net	8,284
Current maturities of long-term notes receivable	27
Inventories - Net	7,920
Prepaid expenses and other	223
Total current assets	27,034
Property, plant and equipment - Net	21,320
Notes receivable	109
Right-of-use assets - Finance	77
Other	109
Total assets	$48,649
LIABILITIES AND STOCKHOLDERS’ EQUITY
Notes payable - Bank and other	$745
Lease liabilities - Finance	19
Accounts payable	3,147
Customer deposits	124
Distributions payable	3,350
Accrued expenses and other liabilities	3,159
Total current liabilities	10,544
Notes payable - Bank and other, less current maturities	7,301
Lease liabilities - Finance, less current maturities	59
Total liabilities	17,904
Total stockholders’ equity	30,745
Total	$48,649

See accompanying notes to financial statements.

Mid-States Aluminum Corp.

Statement of Income

(in thousands)

Twelve Months Ended
December 31,
2022
Net sales	$94,107
Cost of sales	73,629
Gross profit	20,478
Selling, general, and administrative expenses	7,930
Income from operations	12,548
Interest income	42
Interest expense	(176)
Gain on disposal of property, plant, and equipment	16
Rental income	101
Other income	3
Net income	$12,534

See accompanying notes to financial statements.

Mid-States Aluminum Corp.

Statement of Stockholders’ Equity

(in thousands, except share amounts)

	Common	Retained	Total Stockholders'
	Stock (1)	Earnings	Equity
Balance at January 1, 2022	$2,006	$21,787	$23,793
Net income	—	12,534	12,534
Distributions	—	(5,582)	(5,582)
Balance at December 31, 2022	$2,006	$28,739	$30,745

(1)	Common stock – No par value, 2,500 shares authorized, 1,240 shares issued and outstanding.

See accompanying notes to financial statements.

Mid-States Aluminum Corp.

Statement of Cash Flows

(in thousands)

Twelve Months Ended
December 31,
2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$12,534
Adjustments to reconcile net income to net cash flows from operating activities:
Provision for depreciation and amortization	3,313
Amortized interest expense	6
Gain on disposal of property, plant, and equipment	(16)
Changes in operating assets and liabilities:
Accounts receivable	(374)
Inventories	(888)
Prepaid expenses and other	(29)
Other assets	74
Accounts payable	(1,207)
Customer deposits	(118)
Accrued expenses and other liabilities	(92)
Net cash flows from operating activities	13,203
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(3,600)
Issuance of note receivable	(95)
Collections on notes receivable	244
Proceeds from sale of property, plant, and equipment	24
Net cash flows from investing activities	(3,427)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on finance leases	(26)
Principal payments on long-term notes payable - Bank and other	(3,175)
Payments on deferred compensation	(75)
Distributions to stockholders	(3,832)
Net cash flows from financing activities	(7,108)
Net change in cash	2,668
Cash at beginning of year	7,912
Cash at end of year	$10,580

See accompanying notes to financial statements.

Mid-States Aluminum Corp.

Notes to the Financial Statements

(in thousands)

Note 1. Summary of Significant Accounting Policies

Principal Business Activity

Mid-States Aluminum Corp. (the “Company”) custom manufactures extruded, fabricated, and anodized aluminum products. The Company grants unsecured credit to customers primarily in the Midwest.

Use of Estimates

The preparation of accompanying financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make certain estimates and assumptions regarding reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

The Company considers the reserve for self-funded health insurance claims to be a significant estimate. The reserve for health insurance claims is maintained at a level, which management believes is adequate to cover claims incurred during the year but not paid until after year-end. Management periodically evaluates the reserve using the Company’s past experience, known claims, and expected claim lag. It is reasonably possible the estimate will change in the near term, and the effect would be material to the financial statements.

Accounts Receivable and Credit Policy

Accounts receivable are uncollateralized customer obligations due on normal trade terms requiring payment within 30 days from the invoice date. Collections of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of accounts receivable is reduced by an allowance that reflects management’s best estimate of the amounts that will not be collected. Management reviews all accounts receivable balances and performs an assessment of current creditworthiness, including an estimate of the portion, if any, of the balance that will not be collected. The allowance for potential credit losses was $100 as of December 31, 2022, and is reflected as an offset to accounts receivable – net in the accompanying balance sheet. The Company had no bad debt expense in 2022.

Inventories

Inventories are valued at the lower of cost, determined on the first-in, first-out (FIFO) method, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.

The Company adjusts inventory to its net realizable value through a reserve that is an estimate of excess and obsolete inventory. An allowance for obsolete inventory of approximately $150 at December 31, 2022 has been recorded and is reflected as an offset to inventories – net in the accompanying balance sheet.

Property, Plant, Equipment and Depreciation

Property, plant and equipment are valued at cost. Maintenance and repair costs are charged to expense as incurred. Gains or losses on disposition of property, plant, and equipment are reflected in income. Depreciation and amortization is computed on the straight-line method for financial reporting purposes, based on the estimated useful lives of the assets or lease term, if applicable.

ASC 842 Lease Accounting

The Company is a lessee in two noncancelable financing leases for a vehicle and office equipment. If the contract provides the Company the right to substantially all the economic benefits and the right to direct the use of the identified asset, it is considered to be or contain a lease. Right-of-use (ROU) assets and lease liabilities are recognized at the lease commencement date based on the present value of the future lease payments over the expected lease term. The ROU asset is also adjusted for any lease prepayments made, lease incentives received, and initial direct costs incurred.

The lease liability is initially and subsequently recognized based on the present value of its future lease payments. Variable payments are included in the future lease payments when those variable payments depend on an index or a rate. Increases (decreases) to variable lease payments due to subsequent changes in an index or rate are recorded as variable lease expense (income) in the future period in which they are incurred.

The discount rate used for the vehicle lease is the implicit rate in the lease contract, as it is readily determinable. For the office equipment lease, the Company has elected to use a risk-free rate for a term similar to the underlying lease as the discount rate, if the implicit rate in the lease contract is not readily determinable.

The ROU asset for finance leases is amortized on a straight-line basis over the lease term.

For all underlying classes of assets, the Company has elected to not recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. Leases containing termination clauses in which either party may terminate the lease without cause and the notice period is less than 12 months are deemed short-term leases with lease costs included in short-term lease expense. The Company recognizes short-term lease cost on a straight-line basis over the lease term.

The Company made an accounting policy election for all classifications of leases to not separate the lease components of a contract and its associated non-lease components related to maintenance and license fees.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability would be performed. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets being evaluated, a loss is recognized for the difference between the fair value and carrying value of the asset or group of assets. During 2022, the Company determined that no evaluation of recoverability was necessary.

Debt Issuance Costs

Unamortized debt issuance costs have been recorded as a reduction to the related debt obligation. Debt issuance costs are being amortized to interest expense over the maximum term provided in the debt agreement using a straight-line method.

Revenue Recognition

The Company’s contract revenues are primarily generated from the sale of extruded, fabricated, and anodized aluminum products. The Company also generates revenue from the sale of scrap of their aluminum products. The Company’s contracts have one performance obligation, which is providing customers with the goods ordered. The Company recognizes revenue for financial reporting purposes at a point in time when the obligations under the terms of the contract with the customer are satisfied and the control is transferred to the customer. Control transfers to the customer at the time of shipment as all contracts are free on board shipping point.

The Company provides a general warranty regarding the condition of the product, which is deemed to be an assurance warranty. Management estimates any liability for warranty claims would not be material at year-end.

The Company’s stable customer base results in relatively minimal variability in expected cash flows and the recognition of revenue among its customers. All customers are subject to a review of creditworthiness as further explained in the accounts receivable and credit policy. The most significant economic factors that impact the nature, amount, timing, and uncertainties of the Company’s revenues and cash flows is the aluminum commodity market, as well as the industries in which the Company’s customers operate.

Net sales are measured as the amount of consideration the Company expects to receive in exchange for transferring goods to the customer. The amount of consideration can vary, primarily because of return rights the Company offers to customers. These items are treated as a reduction to sales. An accrual for expected product returns is recorded at the time of sale based on the expected value of total consideration to which customers are likely to be entitled based on historical experience. Included in the estimate is an assessment as to whether any variable consideration is constrained. The reserve for product returns is $90 as of December 31, 2022 and is included in accrued expenses and other liabilities on the accompanying balance sheet.

When the Company enters into contracts with its customers, it generally expects there to be no significant timing difference between the date the performance obligation is satisfied and the date cash consideration is received. Accordingly, there is no financing component to the Company’s arrangement with customers.

The shipment of products to customers is considered a fulfillment activity and amounts billed to customers for shipping and handling are included in net sales and the related costs are included in cost of sales on the accompanying statement of income.

The Company presents taxes collected and remitted to governmental authorities on the net basis, excluding such amounts from revenue.

Contract liabilities include customer deposits. Some customers are required under the terms of the contract to prepay a specified amount of the total contract price. The Company records the customer deposit as a contract liability at inception. When transfer of control of the related product occurs, the Company reclassifies the liability and recognizes the revenue on the deposit.

Opening and closing balances for accounts receivable and the contract liability arising from contracts with customers include:

	December 31,	January 1,
	2022	2022
Accounts receivable	$8,384	$8,010
Contract liability - Customer deposits	$124	$241

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and comparable state regulations. Under these provisions, the Company does not pay federal or state corporate income taxes on its taxable income (nor is it allowed a net operating loss carryback or carryover as a deduction). Instead, the stockholders report on their personal income tax returns their proportionate share of the Company’s taxable income or loss and tax credits. The Company is committed to distribute funds sufficient to reimburse the stockholders for income taxes resulting from reporting the Company’s taxable income on their personal tax returns.

The federal and state income tax returns remain open to examination by taxing authorities through their statutory periods.

Future Accounting Pronouncement

Accounting Standards Update (ASU) No. 2016-13, Measurement of Credit Losses on Financial Instruments, will require the Company to present financial assets measured at amortized cost (including trade receivables) at the net amount expected to be collected over their remaining contractual lives. Estimated credit losses will be based on relevant information about historical experience, current conditions, and reasonable and supportable forecasts issued for interim and annual periods beginning after December 15, 2022. The Company is evaluating what impact this new standard will have on its 2023 financial statements.

Subsequent Events

Subsequent events have been evaluated through March 15, 2023, which is the date the financial statements were available to be issued.

Note 2. Accounting Pronouncement Adopted

In February 2016, the Financial Accounting Standards Board (FASB) issued ASU No. 2016-02, Leases (Topic 842). ASU 2016-02 is intended to improve financial reporting of leasing transactions by requiring organizations that lease assets to recognize assets and liabilities for the rights and obligations created by leases on the balance sheet. This accounting update also requires additional disclosures surrounding the amount, timing, and uncertainty of cash flows arising from leases. The Company adopted this guidance for the year ended December 31, 2022 with modified retrospective application to January 1, 2022 through a cumulative-effect adjustment. The Company did not reassess service contracts evaluated for lease treatment under ASC 840 for embedded leases under ASC 842.

As a result of the adoption of the new lease accounting guidance, the Company recognized the following ROU assets and lease liabilities as of January 1, 2022:

ROU assets - Finance leases	$104
Lease obligation - Finance leases	$104

This standard did not have a material impact on the Company’s equity or cash flows from operations and had an immaterial impact on the Company’s operating results. The most significant impact was the recognition of the ROU assets and lease obligations for finance leases.

Note 3. Inventories

Inventories consisted of the following at December 31, 2022:

At current costs:
Raw materials	$4,108
Work in process	2,166
Finished goods	1,764
Scrap	32
Total at current cost	8,070
Less: Allowance for obsolete inventory and lower of cost or net realizable value	150
Total	$7,920

Note 4. Property, Plant, and Equipment

Property, plant, and equipment consisted of the following at December 31, 2022:

Land	$118
Land improvements	1,453
Buildings	16,318
Machinery and equipment	38,790
Vehicles	469
Furniture and office equipment	2,087
Total	59,235
Less: Accumulated depreciation	38,150
Net depreciated value	21,085
Construction in progress	235
Property, plant and equipment - Net	$21,320

Depreciation expense on property, plant and equipment was $3,286 for 2022. Amortization expense on finance leases was $27 in 2022.

Note 5. Notes Receivable

Notes receivable consisted of the following at December 31, 2022:

Related Party
Unsecured note with an employee, monthly installments of $2, including
interest at 5.00% per year, due in June 2030	$126
Other
Third party note, secured by a purchase money security interest in equipment,
monthly payments of $10, including interest at 1.80%, due in January 2023	10

Total notes receivable	$136
Less: Current maturities	27
Long-term portion	$109

The Company recorded interest income of $7 in 2022 on the related party note above. There was no interest receivable related to the related party note as of December 31, 2022.

Required payments of principal on the notes receivable at December 31, 2022, including current maturities, are summarized as follows:

2023	$27
2024	18
2025	19
2026	19
2027	21
Thereafter	32
Total	$136

Note 6. Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consisted of the following at December 31, 2022:

Compensation and related taxes	$2,122
Health insurance	619
Real estate taxes	160
Interest	22
Commissions	95
Other	141
Total	$3,159

Note 7. Line of Credit

The Company has a $4,000 line of credit available with a bank. No advances were outstanding as of December 31, 2022. The line of credit bears interest at the one-month secured overnight financing rate (SOFR) plus 2.04% with a floor of 3.25% (6.34% at December 31, 2022). The line of credit is secured by a general business security agreement and specific equipment and expires in June 2023.

Note 8. Long-Term Notes Payable – Bank and Other

Long-term notes payable – bank and other consisted of the following at December 31, 2022:

Fond du Lac County (1)	$2,875
City of Fond du Lac (2)	189
Small Business Administration (3)	5,114
Total	8,178
Less: Unamortized debt issuance costs	132
Less: Current maturities	745
Long-term portion	$7,301
1)	Fond du Lac County and the Fond du Lac County Economic Development Corporation term note, secured by a security agreement, payable in annual installments of $500 plus interest at 2.00%, due in full in December 2028.
2)	City of Fond du Lac Economic Development Revolving Loan Fund term note, secured by a general business security agreement, payable in monthly installments of $3, including interest at 2.00%, due in full in April 2028.

3)	Small Business Administration (SBA) loan, secured by specific equipment and an unlimited guarantee by two stockholders of the Company, payable in monthly installments of $27, including interest at 1.17%, due in full in September 2045.

The Company had a bank term note, secured by a general business security agreement and specific equipment, payable in monthly installments of $40, including interest at 3.88%. Note was paid in full during 2022.

The line of credit in Note 7 and the bank term note are supported by a loan agreement that provides, among other matters, certain restrictive covenants, including a minimum net worth.

Required payments of principal on long-term notes payable – bank and other at December 31, 2022, including current maturities, are summarized as follows:

2023	$745
2024	748
2025	753
2026	738
2027	742
Thereafter	4,452
Total	$8,178

Note 9: Leases

Lessee

The Company leases include leases for office equipment and a vehicle. The office equipment lease entered into includes an option to renew by unlimited one-month increments. The vehicle lease contains no renewal option language. The exercise of lease renewal options is at the Company’s sole discretion. Renewal option periods are included in the measurement of the ROU asset and lease liability when the exercise is reasonably certain to occur. The Company is not reasonably certain to exercise renewal options on the office equipment.

The depreciable life of assets are limited by the expected lease term, unless there is a transfer of title or purchase option reasonably certain of exercise.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Payments due under the lease contracts include fixed payments plus variable payments. The Company’s leases require it to make variable payments for additional maintenance and mileage charges. These variable lease payments are not included in lease payments used to determine the lease liability and are recognized as variable costs when incurred.

Components of lease expense were as follows for the year ended December 31, 2022:

Finance lease cost:
Amortization of ROU assets	$27
Interest on lease liabilities	4
Variable lease cost	8
Total lease cost	$39

Other Information is as follows for the year ended December 31, 2022:

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from finance leases	$4
Financing cash flows from finance leases	$25

Weighted-average remaining lease term - Finance leases	3.94 years
Weighted-average discount rate - Finance leases	5.18%

Maturities of lease liabilities are as follows as of December 31, 2022:

2023	$23
2024	22
2025	21
2026	21
Total lease payments	87
Less imputed interest	9
Total	$78

Lessor

In March 2022, the Company purchased a building and is leasing the building to a third party tenant under a noncancelable operating lease agreement. Payments on the lease are $8 per month through June 2023. The lease requires the lessee to make variable payments for the lessee’s proportionate share of property taxes, insurance, and utilities. Rental income was $101 in 2022. Future minimum rent to be received by the Company under the noncancelable operating lease agreement is $51 in 2023.

Note 10. Retirement Plan

The Company maintains a defined contribution 401(k) plan that covers substantially all employees. At discretion of the Board of Directors, the Company may elect to make annual matching and profit sharing contributions. For 2022, the Company matched 40% of employee contributions, subject to certain Internal Revenue Service limitations. The discretionary matching contributions to the plan were approximately $411 in 2022. The Company did not make any discretionary profit sharing contributions in 2022.

Note 11. Deferred Compensation

In 2005, the Company had entered into an Employee Equity Growth Plan agreement and a deferred compensation agreement with a key employee. The agreement provides for 60 monthly payments of $8, which began upon the key employee’s retirement date in October 2017. The Company made final payments of $75 in 2022 under this agreement.

There was no deferred compensation expense in 2022.

Note 12. Self-Insured Health Insurance

The Company has a self-funded health care plan which provides medical benefits to eligible employees and their dependents. The health care costs are expensed as incurred. The health care expense is based upon actual claims paid, premiums, reinsurance premiums, and administration fees, and estimated unpaid claims at year-end. The Company buys reinsurance to cover catastrophic individual claims over $100.

Health care expense was approximately $2,971 for 2022. A liability has been recorded for claims outstanding in the amount of $619 at December 31, 2022. Management believes this liability is sufficient to cover estimated claims, including claims incurred but not yet reported.

Note 13. Stock Restriction Agreement

The Company has entered into agreements with two of its minority stockholders to purchase all of their respective shares of common stock upon their deaths. The agreement also provides for the right of first refusal by the Company, then its other stockholders, in the event of a sale of the respective shares of common stock by either minority stockholder.

Note 14. Major Customer

In 2022, one major customer accounted for 16% of net sales aggregating approximately $15,099. The Company did not have an outstanding balance in accounts receivable from this customer at December 31, 2022.

Note 15. Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts at a financial institution. The balances, at times, may exceed federally insured limits.

Note 16. Contingencies

In the ordinary course of conducting business, the Company occasionally becomes involved in legal proceedings relating to contracts, environmental issues, or other matters. While any proceeding or litigation has an element of uncertainty, management of the Company believes that the outcome of any pending or threatened actions will not have a material adverse effect on the business or financial condition of the Company.

The Company received full forgiveness from the SBA on its Paycheck Protection Program loan in the amount of $3,300 in June 2021. The SBA has the right to review funding eligibility and usage of funds for compliance within the program requirements for up to six years from the date the forgiveness was granted. The amount of the liability, if any, from potential noncompliance cannot be determined with certainty; however, management believes that any review will not have a material adverse impact on the Company’s financial position.

Note 17. Cash Flow Disclosures

Year Ended
December 31,
2022
Supplemental cash flow information:
Cash paid during the year for interest	$182
Noncash investing and financing activities:
Property, plant, and equipment purchases included in accounts payable	$1
Distributions declared and accrued	$3,350